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                                                                    EXHIBIT 21.1
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                       SUBSIDIARIES OF CYTYC CORPORATION
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Cytyc Securities Corporation, a Massachusetts corporation
Cytyc SARL, a Swiss corporation
Cytyc (Australia) PTY LTD, an Australian corporation

The following entities are each subsidiaries of Cytyc SARL, a wholly owned Swiss subsidiary of Cytyc Corporation:

Cytyc Italia s.r.l.
Cytyc France s.a.r.l.